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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-07625, of Excite, Inc. of our report dated August 6, 1996, with respect to the financial statements of The McKinley Group, Inc. which appears on page 18 in this Form 8-K/A of Excite, Inc.



PRICE WATERHOUSE LLP
San Jose, California
November 8, 1996